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     Supplement Dated December 30, 1997 to Prospectus dated July 28, 1997

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by McLeodUSA Incorporated (the "Company") (File No. 0-20763) with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated by reference in this Prospectus.

  1. The Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 1997 and September 30, 1997, filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

  2. The Company's Current Report on Form 8-K dated October 9, 1997 filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Supplement and prior to the termination of any offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (each such document being hereinafter referred to as an "Incorporated Document"). Any statement contained in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the Incorporated Documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177, telephone number: (319) 364-0000, Attention:
General Counsel.